BILL OF SALE AND ASSIGNMENT

This BILL OF SALE AND ASSIGNMENT (the "Agreement") is executed as of January 26, 2015, by and between Tracy Gibbs, an individual residing in Utah ("Assignor"), and Health Education Corporation d/b/a Nutranomics, a Utah corporation ("Assignee").

WHEREAS, Assignor is the owner of the Assimilation Enhancing System, (AES™) and related patent (US Patent Number 7,235,390), trademark (AES™), and all tangible and intangible assets and intellectual property rights relating to the same (the "IP"); and
WHEREAS, Assignee wishes to acquire the entire rights, title, and interest to the IP in perpetuity;
NOW THERFORE, the parties agree as follows:
1.            Assignor hereby assigns, grants, bargains, sells, conveys, transfers and sets over unto Assignee all of the IP.
2.            For the sake of clarity, for the payment of 44,117,647 shares of common stock of the Assignee's parent corporation, Nutranomics, Inc. (the "Stock"), Assignor does hereby irrevocably assign to Assignee all rights, title, and interest (including, but not limited to, all registration rights with respect to the IP, all rights to prepare derivative marks or patents, all goodwill and all other rights), in and to the IP.
3.            Upon issuance of the Stock to Assignor, Assignor hereby waives any rights or claim he has to royalty payments from Assignee relating to the IP, including the royalty payments described in the AES License and Royalty Agreement dated June 14, 2007, by and between the Assignor and Assignee.
4.            Assignor hereby warrants to Assignee and its successors and assigns that good and marketable title to the IP is hereby conveyed to Assignee, free and clear of all encumbrances, and Assignor agrees with Assignee and its successors and assigns that Assignor will warrant and forever defend such title so conveyed against all claims and contrary demands whatsoever.
5.            Except as otherwise expressly set forth herein, Assignor makes no representation or warranty to Assignee regarding the IP, express or implied, including without limitation any warranty of merchantability or fitness for a particular purpose.
6.            Assignor represents and warrants to Assignee:
(a)            Assignor has the right, power and authority to enter into this Agreement;
(b)            Assignor Tracy Gibbs is the exclusive owner of all right, title and interest, including all intellectual property rights, in the IP;
(c)            The IP is free of any liens, security interests, encumbrances or licenses;
(d)            The IP does not infringe the rights of any person or entity;
(e)            There are no claims, pending or threatened, with respect to Assignor's rights in the IP;
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(f)            This Agreement is valid, binding and enforceable in accordance with its terms in all jurisdictions pertaining hereto; and
(g)            Assignor is not subject to any agreement, judgment or order inconsistent with the terms of this Agreement.
7.            If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect, except as mandated by the ruling.
8.            Assignee agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.
9.            This Agreement shall be construed in accordance with, and all actions arising hereunder shall be governed by, the laws of the State of Utah.

HEALTH EDUCATION CORPORATION D/B/A NUTRANOMICS

/s/ Michael Doran
By:  Michael Doron
Its:  President

TRACY GIBBS

/s/ Tracy Gibbs

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